Exhibit 99.1

Bionano Genomics Appoints Tech Executive Christopher Stewart as its Chief Financial Officer to Help Manage, Grow and Expand Bionano’s Global Business

Chris Stewart joins Bionano from Tesla where he headed up the ultracapacitor business unit. Over his career, he has served in a number of executive roles in private and public commercial stage companies including as controller, V.P. of Finance and CFO. Chris’s breadth of operational finance experience will be a key to Bionano’s continued global expansion.

SAN DIEGO, August 26, 2020 -- Bionano Genomics, Inc. (Nasdaq: BNGO) announced today that Christopher Stewart will join Bionano as its Chief Financial Officer, effective September 1, 2020. Chris has a breadth of experience in finance, accounting, and strategic planning for commercial-stage operating businesses.  He has overseen financial management for technology companies with both product and service models.  Chris is also experienced in leading various business functions, including finance, IT, human resources, and investor relations, and has demonstrated leadership through major financing events and acquisitions. Additionally, he has in-depth operational knowledge of the semiconductor industry, which utilizes similar manufacturing processes and types of manufacturing partners that are used to make Saphyr chips. Scaling Saphyr consumable production and use is a cornerstone of Bionano’s growth plans, and improving the margins of Saphyr consumables is a key to Bionano’s path to profitability. We believe Chris’ experience in scaling revenues in high-growth tech companies and the semiconductor industry will contribute greatly to his service to Bionano as its Chief Financial Officer, and that this expertise will be instrumental to executing our business plan, including global expansion of our Saphyr business and service offering.

Chris joins Bionano most recently from Tesla, where he served as Head of the Maxwell Ultracapacitors business unit after Maxwell Technology was acquired by Tesla. Prior to this acquisition, he served as Vice President of Finance & Information Technology at Maxwell Technologies, a then publicly traded company. Prior to Maxwell Technologies, he served as Vice President, Finance at Entropic Communications, a publicly traded company and a leader in semiconductor solutions and as Chief Financial Officer of V-ENABLE (now xAD), a leader in targeted mobile advertising. Chris has demonstrated extensive mergers and acquisition experience as well as experience with public finance and financial reporting.

Erik Holmlin, PhD, CEO of Bionano Genomics commented: “We are thrilled to have Chris Stewart join us as Chief Financial Officer. He is a hands-on finance executive with over 20 years of experience at companies ranging from startups to large public companies.  Importantly, he is familiar with both products and services and has a very strong finance and operations background.  He arrives at a perfect time, as we just completed our acquisition of Lineagen and brought Alka Chaubey on board as our Chief Medical Officer, setting us up for the next phase in Bionano’s growth. His leadership in scaling high-growth tech companies will be invaluable as Bionano embarks on our next phase of global expansion of our Saphyr, consumables and services business and as we strive to make Saphyr the future of digital cytogenetics.”

About Bionano Genomics

Bionano is a genome analysis company providing tools and services based on its Saphyr system to scientists and clinicians conducting genetic research and patient testing, and providing diagnostic testing for those with autism spectrum disorder (ASD) and other neurodevelopmental disabilities through its Lineagen business. Bionano’s Saphyr system is a platform for ultra-sensitive and ultra-specific structural variation detection that enables researchers and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the study of changes in chromosomes, which is known as cytogenetics. The Saphyr system is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools, and genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs. Lineagen has been providing genetic testing services to families and their healthcare providers for over nine years and has performed over 65,000 tests for those with neurodevelopmental concerns. For more information, visit www.bionanogenomics.com or www.lineagen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: Saphyr’s ability to comprehensively detect all classes of chromosomal aberrations; Saphyr’s use as a viable alternative to traditional cytogenetic methods; the contribution of Mr. Stewart’s experience and past achievements in helping us achieve our strategic objectives, including business expansion and improvements to profitability; Mr. Stewart’s expected role on our executive team and in driving widespread clinical adoption of the Saphyr system; the advancement of our business goals and strategic plans; and Saphyr’s capabilities, including its ability to resolve the most complex regions of the genome and to drive adoption of digital cytogenetics. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of the COVID-19 pandemic on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive products; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; the loss of key members of management and our commercial team; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations Contact:
Ashley R. Robinson
LifeSci Advisors, LLC
+1 (617) 430-7577
arr@lifesciadvisors.com

Media Contact:
Darren Opland, PhD
+1 (617) 733-7668
darren@lifescicomms.com